                                                                  EXHIBIT 10(dd)

                                                                  CONFORMED COPY

================================================================================



                                   FIVE-YEAR


                               CREDIT AGREEMENT


                                  dated as of


                               January 25, 2000


                                     among


                                   TRW INC.


                          The Borrowing Subsidiaries
                                 Party Hereto


                           The Lenders Party Hereto

                                      and


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent


                    CHASE MANHATTAN INTERNATIONAL LIMITED,
                                as London Agent


                          SALOMON SMITH BARNEY INC.,
                             as Syndication Agent

                          ___________________________

                             CHASE SECURITIES INC.
                          SALOMON SMITH BARNEY INC.,
                   as Joint Lead Arrangers and Book Managers


                             BANK OF AMERICA N.A.
                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                          as Co-Documentation Agents



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  Definitions
                                  -----------
SECTION 1.01.  Defined Terms...............................................    1
               -------------
SECTION 1.02.  Classification of Loans and Borrowings......................   16
               --------------------------------------
SECTION 1.03.  Terms Generally.............................................   16
               ---------------
SECTION 1.04.  Accounting Terms; GAAP......................................   16
               ----------------------
SECTION 1.05.  Exchange Rates..............................................   16
               --------------
SECTION 1.06.  Redenomination of Certain Foreign Currencies................   17
               --------------------------------------------

                                  ARTICLE II

                                  The Credits
                                  -----------

SECTION 2.01.  Commitments.................................................   17
               -----------
SECTION 2.02.  Loans and Borrowings........................................   18
               --------------------
SECTION 2.03.  Requests for Revolving Borrowings...........................   18
               ---------------------------------
SECTION 2.04.  Competitive Bid Procedure...................................   19
               -------------------------
SECTION 2.05.  Funding of Borrowings.......................................   21
               ---------------------
SECTION 2.06.  Interest Elections..........................................   22
               ------------------
SECTION 2.07.  Termination and Reduction of Commitments....................   23
               ----------------------------------------
SECTION 2.08.  Repayment of Loans; Evidence of Debt........................   23
               ------------------------------------
SECTION 2.09.  Prepayment of Loans.........................................   24
               -------------------
SECTION 2.10.  Fees........................................................   25
               ----
SECTION 2.11.  Interest....................................................   25
               --------
SECTION 2.12.  Alternate Rate of Interest..................................   26
               --------------------------
SECTION 2.13.  Increased Costs.............................................   27
               ---------------
SECTION 2.14.  Break Funding Payments......................................   28
               ----------------------
SECTION 2.15.  Taxes.......................................................   28
               -----
SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.   29
               -----------------------------------------------------------
SECTION 2.17.  Mitigation Obligations; Replacement of Lenders..............   31
               ----------------------------------------------
SECTION 2.18.  Borrowing Subsidiaries......................................   31
               ----------------------
SECTION 2.19.  Additional Reserve Costs....................................   32
               ------------------------
SECTION 2.20.  Foreign Subsidiary Costs....................................   32
               ------------------------

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.  Organization; Powers........................................   33
               --------------------
SECTION 3.02.  Authorization; Enforceability...............................   33
               -----------------------------
SECTION 3.03.  Governmental Approvals; No Conflicts........................   33
               ------------------------------------
SECTION 3.04.  Financial Condition; No Material Adverse Change.............   34
               -----------------------------------------------
SECTION 3.05.  Litigation and Environmental Matters........................   34
               ------------------------------------
SECTION 3.06.  Investment and Holding Company Status.......................   34
               -------------------------------------

SECTION 3.07.  Taxes.......................................................   34
               -----
SECTION 3.08.  ERISA.......................................................   34
               -----
SECTION 3.09.  Year 2000...................................................   35
               ---------

                                  ARTICLE IV

                                  Conditions
                                  ----------

SECTION 4.01.  Effective Date..............................................   35
               --------------
SECTION 4.02.  Each Credit Event...........................................   36
               -----------------
SECTION 4.03.  Initial Credit Event for each Borrowing Subsidiary..........   36
               --------------------------------------------------

                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

SECTION 5.01.  Financial Statements and Other Information..................   37
               ------------------------------------------
SECTION 5.02.  Existence; Conduct of Business..............................   38
               ------------------------------
SECTION 5.03.  Use of Proceeds.............................................   38
               ---------------

                                  ARTICLE VI

                              Negative Covenants
                              ------------------

SECTION 6.01.  Indebtedness of Subsidiaries................................   38
               ----------------------------
SECTION 6.02.  Mortgages...................................................   38
               ---------
SECTION 6.03.  Sale and Lease-Back Transactions............................   40
               --------------------------------
SECTION 6.04.  Fundamental Changes.........................................   40
               -------------------
SECTION 6.05.  ERISA.......................................................   40
               -----
SECTION 6.06.  Change in Control...........................................   40
               -----------------
SECTION 6.07.  Interest Coverage Ratio.....................................   41
               -----------------------
SECTION 6.08.  Minimum Consolidated Net Worth..............................   41
               ------------------------------

                                  ARTICLE VII

Events of Default..........................................................   41
-----------------

                                 ARTICLE VIII

The Agents.................................................................   43

                                  ARTICLE IX

Guarantee..................................................................   45

                                   ARTICLE X

                                 Miscellaneous
                                 -------------

SECTION 10.01. Notices.....................................................   46
               -------
SECTION 10.02. Waivers; Amendments.........................................   47
               -------------------
SECTION 10.03. Expenses; Indemnity; Damage Waiver..........................   47
               ----------------------------------
SECTION 10.04. Successors and Assigns......................................   48
               ----------------------
SECTION 10.05. Survival....................................................   50
               --------
SECTION 10.06. Counterparts; Integration; Effectiveness....................   51
               ----------------------------------------
SECTION 10.07. Severability................................................   51
               ------------
SECTION 10.08. Right of Setoff.............................................   51
               ---------------
SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process..   51
               ----------------------------------------------------------
SECTION 10.10. WAIVER OF JURY TRIAL........................................   52
               --------------------
SECTION 10.11. Headings....................................................   52
               --------
SECTION 10.12. Confidentiality.............................................   52
               ---------------
SECTION 10.13. Conversion of Currencies....................................   53
               ------------------------
SECTION 10.14. Interest Rate Limitation....................................   53
               ------------------------
SECTION 10.15. Lender Waiver...............................................   54
               -------------

                                  SCHEDULES:
                                  ---------

Schedule 2.01 --  Commitments


                                   EXHIBITS:
                                   --------

Exhibit A-1  --   Form of Borrowing Subsidiary Agreement
Exhibit A-2  --   Form of Borrowing Subsidiary Termination
Exhibit B    --   Form of Assignment and Acceptance
Exhibit C    --   Form of Opinion of General Counsel of the Company
Exhibit D    --   Form of Opinion of Counsel for each Borrowing Subsidiary
Exhibit E    --   Mandatory Costs Rate
Exhibit F    --   Form of Compliance Certificate

                    FIVE-YEAR CREDIT AGREEMENT dated as of January 25, 2000, among TRW INC., the BORROWING SUBSIDIARIES from time to time party hereto, the LENDERS from time to time party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, CHASE MANHATTAN INTERNATIONAL LIMITED, as London Agent, and SALOMON SMITH BARNEY INC., as Syndication Agent.


                    The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                         -------------
following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing
           ------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity
           --------------------
as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means, collectively, the Administrative Agent and the London
           ------
Agent.

          "Agreement Currency" has the meaning assigned to such term in Section
           ------------------
10.13(b).

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Agent" means (a) with respect to a Loan or Borrowing
           ----------------
denominated in Dollars, the Administrative Agent and (b) with respect to a Loan or Borrowing denominated in any Foreign Currency, the London Agent.

          "Applicable Creditor" has the meaning assigned to such term in Section
           -------------------
10.13(b).

          "Applicable Percentage" means, with respect to any Lender, the
           ---------------------
percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any Eurocurrency
           ---------------
Revolving Loan, or with respect to the facility fees or utilization fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurocurrency Spread", "Facility Fee Rate", or "Utilization Fee Rate" as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

=========================================================================================

                                 Eurocurrency          Facility Fee       Utilization Fee
                                 ------------          ------------       ---------------
    Index Debt Ratings:             Spread                Rate                  Rate
    ------------------              ------                ----                  ----
-----------------------------------------------------------------------------------------
         Category 1
         ----------
 A or higher/A2 or higher            .310%               .090%                  .100%
-----------------------------------------------------------------------------------------
         Category 2
         ----------
           A-/A3                     .400%               .100%                  .100%
-----------------------------------------------------------------------------------------
         Category 3
         ----------
         BBB+/Baa1                   .500%               .125%                  .125%
-----------------------------------------------------------------------------------------
         Category 4
         ----------
          BBB/Baa2                   .600%               .150%                  .125%
-----------------------------------------------------------------------------------------
         Category 5
         ----------
         BBB-/Baa3                   .650%               .225%                  .125%
-----------------------------------------------------------------------------------------
         Category 6
         ----------
  lower than BBB-/ lower             .875%               .375%                  .250%
         than Baa3
=========================================================================================

--------------------------------------------------------------------------------

================================================================================

          For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is more than two Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

          "Attributable Debt" means, as to any particular lease under which any
           -----------------
Person is liable at the time and at any date as of which the amount thereof is to be determined, the lesser of (a) the fair value of the property subject to such lease (as determined by the Directors of the Company) or (b) the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the actual interest factor included in such rent. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Availability Period" means the period from and including the
           -------------------
Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means the Company or any Borrowing Subsidiary.
           --------

          "Borrowing" means (a) Revolving Loans of the same Type and currency,
           ---------
made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

          "Borrowing Minimum" means (a) in the case of a Borrowing denominated
           -----------------
in Dollars, $10,000,000 and (b) in the case of a Borrowing denominated in any Foreign Currency, the smallest amount of such Foreign Currency that has a Dollar Equivalent in excess of $10,000,000.

          "Borrowing Multiple" means (a) in the case of a Borrowing denominated
           ------------------
in Dollars, $5,000,000 and (b) in the case of a Borrowing denominated in any Foreign Currency, 5,000,000 units (or, in the case of Sterling, 2,500,000 units) of such currency.

          "Borrowing Request" means a request by the Borrower for a Revolving
           -----------------
Borrowing in accordance with Section 2.03.

          "Borrowing Subsidiary" means, at any time, each Subsidiary that has
           --------------------
been designated as a Borrowing Subsidiary by the Company pursuant to Section
2.18 and that has not ceased to be a Borrowing Subsidiary as provided in such Section or Article VII.

          "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary
           ------------------------------
Agreement substantially in the form of Exhibit A-1.

          "Borrowing Subsidiary Termination" means a Borrowing Subsidiary
           --------------------------------
Termination substantially in the form of Exhibit A-2.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that (a) when used in connection with a Eurocurrency
                  --------
Loan denominated in Dollars or Sterling, the term "Business Day" shall also
                                                   ------------
exclude any day on which banks are not open for dealings in deposits in the applicable currency in the

London interbank market and (b) when used in connection with a Loan denominated in Euro, the term "Business Day" shall also exclude any day on which the TARGET
                   ------------
payment system is not open for the settlement of payments in Euro.

          "Calculation Date" means the last Business Day of each calendar month.
           ----------------

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who are not Continuing Directors. For purposes of the foregoing, "Continuing Directors" shall mean (i) the directors of the Company on the date hereof and (ii) each other director nominated or appointed by at least two thirds of the Continuing Directors at the time of such nomination or appointment.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Chase" means The Chase Manhattan Bank and its successors.
           -----

          "Class", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

          "CMIL" means Chase Manhattan International Limited and its successors.
           ----

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commitment" means, with respect to each Lender, the commitment of
           ----------
such Lender to make Revolving Loans, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $1,000,000,000.

          "Committed Currency" means Dollars and Foreign Currencies.
           ------------------

          "Company" means TRW Inc., an Ohio corporation.
           -------

          "Competitive Bid" means an offer by a Lender to make a Competitive
           ---------------
Loan in accordance with Section 2.04.

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the
           --------------------
Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" means a request by any Borrower for
           -----------------------
Competitive Bids in accordance with Section 2.04.

          "Competitive Loan" means a Loan made pursuant to Section 2.04.
           ----------------

          "Consolidated EBITDA" means, for any fiscal period, with respect to
           -------------------
the Company and its consolidated Subsidiaries, (a) Consolidated Net Income for such period plus (b) to the extent deducted in computing such Consolidated Net
            ----
Income, without duplication, the sum of (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense, (iv) any extraordinary or non-recurring losses and (v) other noncash items (other than accruals) reducing Consolidated Net Income, minus (c) to the extent added
                                                 -----
in computing such Consolidated Net Income, without duplication, the sum of (i) any extraordinary or non-recurring gains and (ii) other noncash items (other than accruals) increasing Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP; provided that gains on sales of the
                                            --------
Company's equity investments in publicly-traded companies and pension income related to LucasVarity will in no event be subtracted under this clause (c) for purposes of computing Consolidated EBITDA.

          "Consolidated Funded Debt" means the Funded Debt of the Company and
           ------------------------
the consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, the aggregate
           -----------------------------
of all interest expense of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Assets" means the sum of (a) the total of all assets
           -----------------------
of the Company and the consolidated Subsidiaries that would appear on a consolidated balance sheet of the Company prepared in accordance with GAAP less
(b) Consolidated Net Worth.

          "Consolidated Net Income" means, for any period, net income of the
           -----------------------
Company and the consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Worth" means, at any date, the consolidated
           ----------------------
shareholders' investment of the Company and the consolidated Subsidiaries, exclusive of foreign currency translation adjustment and unrealized gains or losses on securities as reported in the Company's financial statements under "Other Comprehensive Income," determined as of such date. Consolidated shareholders' investment, foreign currency translation adjustment and unrealized gains or losses on securities of the Company shall be as included in the annual or quarterly financial statements of the Company, as applicable.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Dollar Equivalent" means, on any date of determination, (a) with
           -----------------
respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05(b) using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section.

          "Domestic Subsidiary" means each consolidated Subsidiary other than
           -------------------
(a) any consolidated Subsidiary which the Directors of the Company reasonably determine not to be material to the business or financial condition of the Company; (b) any consolidated Subsidiary the major portion of the assets of which are located, or the major portion of the business of which is carried on, outside the United States of America, its territories and possessions; (c) any consolidated Subsidiary which, during the 12 most recent calendar months (or such shorter period as shall have elapsed since its organization) derived the major portion of its gross revenues from sources outside the United States of America; (d) any consolidated Subsidiary the major portion of the assets of which consists of securities or obligations, or both, of one or more corporations (whether or not consolidated Subsidiaries) of the types described in the preceding clauses (b) and (c); and (e) any consolidated Subsidiary organized after January 1, 2000 which the Company intends shall be operated in such manner as to come within one or more of the preceding clauses (b), (c) and
(d).

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

          "EMU Legislation" means the legislative measures of the European Union
           ---------------
for the introduction of, changeover to or operation of the Euro in one or more member states.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by a Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by a Borrower or any

ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Euro" or "E" means the single currency of the European Union as
           ----      -
constituted by the Treaty on European Union and as referred to in the EMU Legislation.

          "Eurocurrency", when used in reference to any Loan or Borrowing,
           ------------
refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time.

          "Exchange Rate" means on any day, with respect to any Foreign
           -------------
Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such
                                  --------
determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          "Excluded Taxes" means (i) with respect to each Lender, taxes imposed
           --------------
on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or in which its principal executive office or applicable lending office is located, and (ii) any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Lender under the laws and treaties in effect when such Lender first becomes a party to this Agreement.

          "Existing Credit Agreements" means (i) the Credit Agreement dated as
           --------------------------
of January 27, 1999, and amended and restated as of February 26, 1999, among the Company, the eligible subsidiaries referred to therein, the lenders party thereto, Bank of America National Trust and Savings Association, Citibank, N.A. and Barclays Bank PLC, as co-syndication agents, and Morgan Guaranty Trust Company of New York, as administrative agent, (ii) the Revolving Credit Agreement dated as of December 10, 1997, among the Company and the financial institutions party thereto, (iii) the Multi-Year Revolving Credit Agreement, as amended and restated as of May 8, 1996, among the Company and the financial institutions party thereto, and (iv) the Multi-Currency Revolving Credit Facility Agreement, as amended and restated as of August 7, 1997, among TRW Finance International, Barclays Bank PLC and the financial institutions party thereto, in each case as amended from time to time.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, treasurer or
           -----------------
controller of the Company.

          "Fixed Rate" means, with respect to any Competitive Loan (other than a
           ----------
Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed
           ---------------
Rate.

          "Foreign Currency" means Sterling and Euros.
           ----------------

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than that in which the applicable Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is not a Domestic
           ------------------
Subsidiary.

          "Funded Debt" means all Indebtedness of the type described in clauses
           -----------
(a) and (b) of the definition thereof having a maturity of more than 12 months from the date such Indebtedness was incurred or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from the date such Indebtedness was incurred at the option of the obligor.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America applied in a manner consistent with the financial statements referred to in Section 3.04(a).

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
                            --------
endorsements for collection or deposit in the ordinary course of business.

          "Guarantor Subsidiary" means any Subsidiary that shall have delivered
           --------------------
to the Administrative Agent (a) a guarantee agreement in form and substance satisfactory to the Administrative Agent under which it shall guarantee the payment of the Obligations and (b) such evidence as the Administrative Agent may reasonably have requested (which may include an opinion of counsel qualified in any relevant jurisdiction) as to the corporate power and authority of such Subsidiary to enter into and the enforceability of such guarantee agreement and such other matters related to such guarantee agreement as the Administrative Agent may reasonably have determined to be material.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by any Mortgage on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all non-contingent obligations (and, for purposes of Section 6.02 and the definition of Material Indebtedness, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under letters of credit and similar instruments and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Index Debt" means senior, unsecured, long-term indebtedness for
           ----------
borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

          "Information Memorandum" means the Confidential Information Memorandum
           ----------------------
dated January 2000 distributed to the Lenders, together with the appendices thereto, as amended through the date hereof.

          "Interest Election Request" means a request by the relevant Borrower
           -------------------------
to convert or continue a Revolving Borrowing in accordance with Section 2.06.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the
           ---------------------
last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

          "Interest Period" means (a) with respect to any Eurocurrency
           ---------------
Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if
                                                          --------
any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Judgment Currency" has the meaning assigned to such term in Section
           -----------------
10.13(b).

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance.

          "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any
           ---------
Interest Period, the rate per annum determined by the Applicable Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant
--------
to the foregoing provisions of this definition, the "LIBO Rate" shall be the average (rounded upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by Chase and Citibank, N.A. at approximately 11:00 a.m., London time, on the date two Business Days prior to the beginning of such Interest Period.

          "Loan Documents" means this Agreement, each Borrowing Subsidiary
           --------------
Agreement, each Borrowing Subsidiary Termination, and each promissory note delivered pursuant to this Agreement.

          "Loans" means the loans made by the Lenders to the Borrowers pursuant
           -----
to this Agreement.

          "Local Time" means (a) with respect to a Loan or Borrowing denominated
           ----------
in Dollars, New York City time, and (b) with respect to a Loan or Borrowing denominated in any Foreign Currency, London time.

          "London Agent" means Chase Manhattan International Limited.
           ------------

          "LucasVarity" shall mean LucasVarity Limited, formerly known as
           -----------
LucasVarity plc, an English company.

          "Margin" means, with respect to any Competitive Loan bearing interest
           ------
at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Margin Stock" means "margin stock" as defined in Regulation U.
           ------------

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
consolidated financial condition of the Company and the consolidated Subsidiaries, taken as a whole or (b) the ability of the Company to perform its payment obligations under the Loan Documents.

          "Material Indebtedness" means Indebtedness (other than the Loans), of
           ---------------------
any one or more of the Company and the Material Subsidiaries in an aggregate principal amount exceeding $100,000,000.

          "Material Subsidiary" means (a) any Borrowing Subsidiary, (b) any
           -------------------
subsidiary that directly or indirectly owns or Controls any Borrowing Subsidiary or other Material Subsidiary and (c) any other Subsidiary whose assets (or, if such Subsidiary has subsidiaries, whose consolidated assets) are at least equal to $100,000,000.

          "Maturity Date" means January 25, 2005.
           -------------

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Mortgage" has the meaning assigned to such term in Section 6.02.
           --------

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Obligations" means the due and punctual payment of (a) the principal
           -----------
of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to any Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Borrower under this Agreement and the other Loan Documents.

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or any Loan Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Loan Document; provided that Other Taxes shall
                                                 --------
not include Excluded Taxes.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Permitted Subsidiary Indebtedness" means (a) Indebtedness under this
           ---------------------------------
Agreement or the 364-Day Credit Agreement, (b) any Indebtedness of a Subsidiary owed to the Company or another Subsidiary, (c) Indebtedness of Guarantor Subsidiaries, (d) any Indebtedness deemed incurred in connection with one or more receivables securitization transactions entered into by the Company and/or one or more Subsidiaries in an aggregate amount of up to $500,000,000 (minus the amount of any such Indebtedness of the Company) and (e) any Indebtedness of a finance Subsidiary with no significant assets or operations to the extent (i) such Indebtedness is Guaranteed by the Company and is not Guaranteed, or secured by assets or obligations of, any other Subsidiary, (ii) the proceeds of such Indebtedness are dividended to the Company or another Subsidiary or advanced to the Company and (iii) such finance Subsidiary is not the obligee in respect of any Indebtedness of any other Subsidiary.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA

Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Principal Property" means any single manufacturing plant, engineering
           ------------------
facility or research facility owned or leased by the Company or a Domestic Subsidiary other than any such plant or facility or portion thereof which the Board of Directors reasonably determines not to be of material importance to the Company and its Subsidiaries taken as a whole.

          "Quotation Day" means, with respect to any Eurocurrency Borrowing and
           -------------
any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

          "Register" has the meaning set forth in Section 10.04.
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving Credit
           ----------------
Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided
                                                                      --------
that, for purposes of declaring the Loans to be due and payable pursuant to
Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

          "Revolving Credit Exposure" means, with respect to any Lender at any
           -------------------------
time, the sum at such time, without duplication, of (a) such Lender's Applicable Percentage of the principal amounts of the outstanding Revolving Loans denominated in Dollars plus (b) such Lender's Applicable Percentage of the aggregate amount of the Dollar Equivalents of the principal amounts of the outstanding Revolving Loans denominated in Foreign Currencies.

          "Revolving Loan" means a Loan made pursuant to Sections 2.01 and
           --------------
2.03.

          "Specified Company Indebtedness" means, at any time, (a) all
           ------------------------------
Indebtedness of the Company secured by Mortgages that would be prohibited by
Section 6.02 but for the provisions of clause (h) thereof; (b) all Attributable Debt of the Company related to Sale and Leaseback Transactions that would be prohibited by Section 6.03 but for the provisions of clause (b) thereof; (c) all Indebtedness of the Company secured by Mortgages on capital stock of or other equity interests in Foreign Subsidiaries; and (d) all Indebtedness of the Company that is secured by Mortgages on accounts receivable or that is deemed to arise in connection with receivables securitization transactions, but only to the extent the amount of such Indebtedness of the Company and the Domestic Subsidiaries so secured or so arising exceeds $500,000,000.

          "S&P" means Standard & Poor's Ratings Services, a division of The
           ---
McGraw-Hill Companies, Inc.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Sterling" or "(Pounds)" means the lawful money of the United Kingdom.
           --------      --------

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Company.
           ----------

          "Taxes" means any and all present or future taxes or other charges of
           -----
any nature deducted, withheld or otherwise imposed with respect to any payment by any Borrower pursuant to this Agreement or any Loan Document, and all liabilities with respect thereto other than Excluded Taxes.

          "364-Day Credit Agreement" means the 364-Day Credit Agreement dated as
           ------------------------
of the date hereof among the Company, the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto, Chase, as administrative agent and Salomon Smith Barney Inc., as syndication agent.

          "Transactions" means the execution, delivery and performance by the
           ------------
Borrowers of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

          "Wholly Owned Domestic Subsidiary" means each Domestic Subsidiary all
           --------------------------------
the outstanding shares of which, other than directors' qualifying shares, shall at the time be owned by the Company or by the Company and one or more Wholly Owned Domestic Subsidiaries, or by one or more Wholly Owned Domestic Subsidiaries.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings.  For purposes
                         --------------------------------------
of this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                     ----
"Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type
                              ----
(e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and
 ----
referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a
                      ----                                       ----
"Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving
                                                ----
Borrowing").

          SECTION 1.03.  Terms Generally. The definitions of terms herein shall
                         ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly
                         ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                   --------
that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 1.05.  Exchange Rates.  (a) Not later than 1:00 p.m., New York
                         --------------
City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Foreign Currency and (ii) give notice thereof to the Lenders and the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Recalculation
                                                            -------------
Date"), shall remain effective until the next succeeding Recalculation Date, and
----
shall for all purposes of this Agreement (other than Section 10.13 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies.

          (b) Not later than 5:00 p.m., New York City time, on each Recalculation Date and each date on which Revolving Loans denominated in any Foreign Currency are made, the Administrative Agent shall (i) determine the aggregate amount of the Dollar Equivalents of the principal amounts of the Loans denominated in Foreign Currencies then outstanding (after giving effect to any Loans denominated in Foreign Currencies made or repaid on such date) and (ii) notify the Lenders and the Company of the results of such determination.

          SECTION 1.06.  Redenomination of Certain Foreign Currencies.  (a) Each
                         --------------------------------------------
obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if
                                                                --------
any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

          (b) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of any Borrower for any amount due under this Agreement and (ii) without increasing any Commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euro.

          (c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.


                                  ARTICLE II

                                  The Credits
                                  -----------

          SECTION 2.01.  Commitments.  Subject to the terms and conditions set
                         -----------
forth herein, each Lender agrees to make Revolving Loans to any Borrower from time to time during the Availability Period in any Committed Currency in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding its Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of the outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits, and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Revolving Loans.

          SECTION 2.02.  Loans and Borrowings.  (a) Each Revolving Loan shall be
                         ---------------------
made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the
                                                       --------
Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereunder.

          (b) Subject to Section 2.12, (i) each Revolving Borrowing denominated in a Foreign Currency shall be comprised entirely of Eurocurrency Loans, (ii) each Revolving Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith, and (iii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not
                          --------
affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Revolving Borrowing, such Revolving Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; provided that an ABR Revolving Borrowing may be in an aggregate amount
          --------
that is equal to the entire unused balance of the total Commitments. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there
                                                        --------
shall not at any time be more than a total of 20 Eurocurrency Revolving Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03.  Requests for Revolving Borrowings.  To request a
                         ---------------------------------
Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Applicable Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written

Borrowing Request in a form approved by the Applicable Agent and signed by the applicable Borrower, or by the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

          (ii) the currency and aggregate principal amount of the requested Borrowing;

          (iii) the date of the requested Borrowing, which shall be a Business Day;

          (iv) whether the requested Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

          (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
          Section 2.05.

If no currency is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrower shall be deemed to have selected Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) in the case of a Borrowing denominated in Dollars, an ABR Borrowing, and (ii) in the case of a Borrowing denominated in a Foreign Currency, a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04.  Competitive Bid Procedure.  (a) Subject to the terms
                         -------------------------
and conditions set forth herein, from time to time during the Availability Period any Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans, in each case denominated in Dollars; provided that after giving effect to any Borrowing
                             --------
of Competitive Loans the sum of the total Revolving Credit Exposures plus the aggregate principal amount of the outstanding Competitive Loans shall not exceed the total Commitments. To request Competitive Bids, the Company or the applicable Borrowing Subsidiary shall notify the Administrative Agent of such request by telephone, in the case of a Eurocurrency

Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrowers may
                                           --------
submit up to (but not more than) three Competitive Bid Requests on the same day. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the relevant Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

          (ii) the aggregate principal amount of the requested Borrowing;

          (iii) the date of the requested Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

          (v) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
          Section 2.05.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

          (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to any Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the relevant Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the Company by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the date of the proposed Competitive Borrowing; provided that (i) the failure of the
                                       --------
Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the relevant Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless the amount of such Competitive Loan is an integral multiple of $5,000,000; provided further that if
                                                        ----------------
a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may have a minimum amount of $1,000,000 and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by a Borrower pursuant to this paragraph shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

          SECTION 2.05.  Funding of Borrowings.  (a) Each Lender shall make each
                         ----------------------
Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders. The Applicable Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained by the Applicable Agent (i) in New York City, in the case of Loans denominated in Dollars, or (ii) in London, in the case of Foreign Currency Loans, and designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request.

          (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and such Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent, at (x) the Federal Funds Effective Rate (in the case of a Borrowing in Dollars) and (y) the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount (in the case of a Borrowing in a Foreign Currency). If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.06.  Interest Elections.  (a) Each Revolving Borrowing
                         -------------------
initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Company or the Borrowing Subsidiary (or the Company on its behalf) shall notify the Applicable Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type and currency resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Interest Election Request in a form approved by the Applicable Agent and signed by the relevant Borrower, or by the Company on its behalf.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

          (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is denominated in a Foreign Currency, in which case such Borrowing shall become due and payable on the last day of such Interest Period). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Applicable Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07.  Termination and Reduction of Commitments.  (a) Unless
                         -----------------------------------------
previously terminated, the Commitments shall terminate on the Maturity Date.

          (b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments
                         --------
shall be in an amount that is an integral multiple of $10,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

          (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the London Agent and the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a
                                                           --------
notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          SECTION 2.08.  Repayment of Loans; Evidence of Debt.  (a) Each
                         ------------------------------------
Borrower hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agents hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall, absent manifest error, be prima facie evidence
                                                            ----- -----
of the existence and amounts of the obligations recorded therein; provided that
                                                                  --------
the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.09.  Prepayment of Loans.  (a) Any Borrower shall have the
                         --------------------
right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section; provided that a Borrower shall not have the right to prepay any
              --------
Competitive Loan without the prior consent of the Lender thereof.

          (b) In the event and on each occasion that the sum of the aggregate Revolving Credit Exposures and the aggregate outstanding principal amount of the Competitive Loans exceeds 105% of the total Revolving Commitments, the Borrowers shall promptly prepay Revolving Borrowings in an aggregate amount equal to such excess. The Administrative Agent shall promptly notify the Company in the event it determines that any prepayment is required under this paragraph.

          (c) The Company shall notify the Applicable Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., Local Time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a
                                                           --------
notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Applicable Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

          SECTION 2.10.  Fees.  (a) The Company agrees to pay to the
                         -----
Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided
                                                                      --------
that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees
                                                --------
accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 365 days (or 366 days in the case of a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) For any day on which the sum of the total Revolving Credit Exposure plus the aggregate principal amount of the outstanding Competitive Loans shall be greater than 33-1/3% of the total Commitments, the Borrower shall pay to the Administrative Agent for the account of each Lender a utilization fee which shall accrue at the Applicable Rate on the aggregate amount of such Lender's outstanding Loans on such day. The accrued utilization fees, if any, shall be payable in arrears on the last day of each March, June, September and December, on any date prior to the Maturity Date on which the Commitments terminate and on the Maturity Date. All utilization fees shall be computed on the basis of a year of 365 days (or 366 days in the case of a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and utilization fees, to the Lenders. Fees paid shall not be refundable absent manifest error in payment or computation.

          SECTION 2.11.  Interest.  (a) The Loans comprising each ABR Borrowing
                         ---------
shall bear interest at the Alternate Base Rate.

          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Eurocurrency Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurocurrency Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

          (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to
                                --------
paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest

Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling and
(ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.12.  Alternate Rate of Interest.  If prior to the
                         ---------------------------
commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

          (a) the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Applicable Agent is advised by the Required Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Applicable Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Applicable Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing denominated in such currency to, or continuation of any Revolving Borrowing denominated in such currency as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing denominated in such currency that is requested to be continued (A) if such currency is the Dollar, shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto and (B) if such currency is a Foreign Currency, shall be repaid on the last day of the Interest Period applicable thereto, (ii) any Borrowing Request for a Eurocurrency Revolving Borrowing denominated in such currency (A) if such currency is the Dollar, shall be deemed a request for an ABR Borrowing and (B) if such currency is a Foreign Currency, shall be ineffective, and (iii) any request by a Borrower for a Eurocurrency Competitive Borrowing shall be ineffective; provided that if the circumstances giving rise to such
             --------
notice do not affect all the Lenders, then requests by a Borrower for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby.

          SECTION 2.13.  Increased Costs.  (a)  If any Change in Law shall:
                         ----------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Company shall not be required to
                          --------
compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 45 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise
                       -------- -------
to such increased costs or reductions is retroactive, then the 45-day period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          SECTION 2.14.  Break Funding Payments.  In the event of (a) the
                         ----------------------
payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.17, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

          SECTION 2.15.  Taxes. (a) Each payment by a Borrower to or for the
                         -----
account of a Lender hereunder or under any Loan Document shall be made without deduction for any Taxes or Other Taxes; provided that, if a Borrower shall be required by law to deduct any Taxes or Other Taxes from such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender receives an amount equal to the sum it would have received had no such deduction been made, (ii) such Borrower shall make such deduction, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall promptly furnish to the Administrative Agent, at its address specified in or pursuant to Section 10.01, the original or a certified copy of a receipt evidencing payment thereof or other reasonably satisfactory evidence thereof.

          (b) The relevant Borrower shall indemnify each Lender for the full amount of any Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by such Lender with respect to amounts paid by such Borrower pursuant to this Agreement or any Loan Document, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after the later of the date such Lender makes demand therefor and the date such payment is made.

          (c) Each Lender organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Lender listed on the signature pages hereof and before it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide the Company and the Administrative Agent with Internal Revenue Service form W-8BEN or W-8ECI in duplicate, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (d) For any period with respect to which a Lender has failed to provide the Company or the Administrative Agent with the appropriate form as required by paragraph (c) above (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided or results from the Company's failure to make a timely written request pursuant to paragraph (c) above), such Lender shall not be entitled to indemnification under paragraphs (a) or (b) above with respect to Taxes imposed by the United States; provided that if a Lender, which is
                                    --------
otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-
                         ------------------------------------------------------
offs.  (a)  Each Borrower shall make each payment required to be made by it
-----
hereunder or under any other Loan Document (whether of principal, interest, fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. All such payments shall be made to the Applicable Agent to such account as it shall from time to time specify at its offices (i) in the case of any amount denominated in Dollars, at 270 Park Avenue, New York, New York, (ii) in the case of any amount denominated in a Foreign Currency, at Chase Manhattan International Limited, Trinity Tower, 9 Thomas More Street, London, England E19YT, or, in any such case, at such other address as the Applicable Agent shall from time to time specify in a notice delivered to the Company; provided that payments pursuant to Section 2.13,
                          --------
Section 2.14, Section 2.15 and Section 10.03 shall be made directly to the Persons entitled thereto. The Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan shall be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in Dollars. Any payment required to be made by an Agent hereunder shall be deemed to have been made by the time required if such Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent to make such payment. Any amount payable by any Agent to one or more Lenders in the national currency of a member state of the European Union that has adopted the Euro as its lawful currency shall be paid in Euro.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided
                                                                       --------
that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Applicable Agent shall have received notice from the Company prior to the date on which any payment is due to the Applicable Agent for the account of the Lenders hereunder that the relevant Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or 2.16(d), then the Administrative Agent or the London Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent or the London Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.  (a)
                         ----------------------------------------------
If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

          (b) If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 10.04), all its interests, rights and obligations under the Loan Documents (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company
                                              --------
shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

          SECTION 2.18.  Borrowing Subsidiaries.  On or after the Effective
                         ----------------------
Date, the Company may designate any Subsidiary of the Company as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder, provided that
                                                                  --------
such Borrowing Subsidiary Termination shall be effective to terminate such Borrowing Subsidiary's right to make further Borrowings under this Agreement. Promptly following receipt of any Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.

          SECTION 2.19.  Additional Reserve Costs.  (a)  If and so long as any
                         ------------------------
Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's Eurocurrency Loans in any Foreign Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit E hereto.

          (b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate or the Mandatory Costs Rate) in respect of any of such Lender's Eurocurrency Loans in any Foreign Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Eurocurrency Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

          (c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the relevant Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

          SECTION 2.20.  Foreign Subsidiary Costs. (a) If the cost to any
                         ------------------------
Lender of making or maintaining any Loan to a Borrowing Subsidiary is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender to be material, by reason of the fact that such Borrowing Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, such Borrowing Subsidiary shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

          (b) Each Lender will promptly notify the Company and the Administrative Agent of any event of which it has knowledge that will entitle such Lender to additional interest or payments pursuant to paragraph (a) above, but in any event within 45 days after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45
         --------
days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 2.20 in respect of any costs resulting from such event, only be entitled to payment under this Section 2.20 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different applicable lending office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

           The Company represents and warrants to the Lenders that:

          SECTION 3.01.  Organization; Powers.  The Company and each Borrowing
                         --------------------
Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02.  Authorization; Enforceability.  The Transactions are
                         -----------------------------
within each Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Borrower is to be a party, when executed and delivered by such Borrower, will constitute, a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions
                         ------------------------------------
require no action by or in respect of, or filing with, any governmental body, agency or official (other than (i) Exchange Act reporting requirements and (ii) actions which have been taken, and filings which have been made, and are in full force and effect) and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the Amended Articles of Incorporation or Regulations (or comparable documents) of the Company or any Borrowing Subsidiary or of any agreement for borrowed money or other material agreement binding upon the Company or any Borrowing Subsidiary.

          SECTION 3.04.  Financial Condition; No Material Adverse Change.  (a)
                         -----------------------------------------------
The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1998, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1999. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) As of the date of this Agreement, there has been no material adverse change in the business, financial position or results of operations of the Company and the consolidated Subsidiaries, taken as a whole, since December 31, 1998 (other than those changes relating to or arising out of, directly or indirectly, the acquisition of LucasVarity).

          SECTION 3.05.  Litigation and Environmental Matters.  (a)  As of the
                         ------------------------------------
date of this Agreement, there are no material legal proceedings, other than ordinary routine litigation incidental to the business, to which the Company or any of the consolidated Subsidiaries is a party or to which any of their respective properties is subject that are required to be disclosed in the Company's periodic reports under the Exchange Act and that have not been so disclosed or that involve this Agreement, any other Loan Document or the Transactions.

          (b) The Company has established accruals for matters that are probable and reasonably estimable as required by FASB Statement No. 5, "Accounting for Contingencies." To the Company's knowledge, any liability that may result from the resolution of known environmental matters in excess of amounts accrued therefor will not have a Material Adverse Effect.

          SECTION 3.06.  Investment and Holding Company Status.  Neither the
                         -------------------------------------
Company nor any of the Borrowing Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.07.  Taxes.  As of the date of this Agreement, the Company
                         -----
and the consolidated Subsidiaries have timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.08.  ERISA.  As of the date of this Agreement, no ERISA
                         -----
Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the date of this Agreement, each member of the controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each defined benefit plan maintained by the Company and the consolidated Subsidiaries.

          SECTION 3.09.  Year 2000.  As of the date of this Agreement, there has
                         ---------
not occurred, and the Company does not expect that there will occur, any material disruption in the operations or business systems of the Company or the consolidated Subsidiaries, taken as a whole, resulting from the inability of computer systems of the Company and the consolidated Subsidiaries or equipment containing embedded microchips to recognize or properly process dates in or following the year 2000.

                                  ARTICLE IV

                                  Conditions
                                  ----------

          SECTION 4.01.  Effective Date.  The obligations of the Lenders to make
                         --------------
Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received the favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of the General Counsel of the Company, substantially in the form of Exhibit C, and covering such other matters relating to the Borrowers, this Agreement, the other Loan Documents or the Transactions as the Administrative Agent or the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each of the Borrowers, the authorization of the Transactions and any other legal matters relating to the Borrowers, this Agreement, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Loan Document.

          (f) All loans outstanding under the Existing Credit Agreements shall have been repaid, together with accrued interest and facility fees due thereunder, and the Existing Credit Agreements shall have been terminated.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to January 25, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02.  Each Credit Event.  The obligation of each Lender to
                         ------------------
make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct on and as of the date of such Borrowing (except that, in the case of the representations and warranties set forth in Section 3.04(b), Section 3.05, Section 3.07, Section 3.08 and
     Section 3.09, such representations and warranties shall be true and correct on and as of the date of this Agreement).

          (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

          SECTION 4.03.  Initial Credit Event for each Borrowing Subsidiary.
                         ---------------------------------------------------
The obligation of each Lender to make Loans to any Borrowing Subsidiary is subject to the satisfaction of the following conditions:

          (a) The Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary's Borrowing Subsidiary Agreement duly executed by all parties thereto.

          (b) The Administrative Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary reasonably satisfactory to the Administrative Agent, substantially in the form of Exhibit D and covering such other matters relating to such Borrowing Subsidiary or its Borrowing Subsidiary Agreement as the Administrative Agent shall reasonably request.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:

          SECTION 5.01.  Financial Statements and Other Information.  The
                         -------------------------------------------
Company will furnish to the Administrative Agent and each Lender:

          (a) promptly upon the availability thereof and in any event within 120 days after each fiscal year, a copy of the Company's Annual Report to Shareholders and its Annual Report on Form 10-K for the fiscal year then ended, as filed with the Securities and Exchange Commission and which will include an annual audit report of the Company, prepared on a consolidated basis and in accordance with the Company's then current method of accounting, which method must be in accordance with GAAP, duly certified by independent certified public accountants of nationally recognized standing selected by the Company;

          (b) promptly upon the availability thereof and in any event within 60 days after each fiscal quarter (except the last fiscal quarter) of each fiscal year, a copy of the Company's Quarterly Report on Form 10-Q for the fiscal quarter then ended, as filed with the Securities and Exchange Commission;

          (c) contemporaneously with the furnishing of a copy of each Annual Report on Form 10-K provided for in paragraph (a) and of each Quarterly Report on Form 10-Q provided for in paragraph (b), a duly completed certificate of a Financial Officer of the Company in the form of Exhibit F (each such certificate called a "Compliance Certificate"), showing
                                      ----------------------
     compliance with the covenants set forth in Sections 6.07 and 6.08, and certifying that no Default or Event of Default has occurred and is continuing or, if there is any such an event, describing it and the steps, if any, being taken to cure it;

          (d) within five Business Days after any Financial Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of a Financial Officer setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (e) promptly upon the filing thereof, copies of each Current Report on Form 8-K filed by the Company with the SEC; and

          (f) from time to time such additional information concerning the Company as the Administrative Agent, at the request of any Lender, may reasonably request.

Information required to be delivered pursuant to paragraph (a), (b) or (e) above shall be deemed to have been delivered on the date on which the Company provides notice to the Lenders that such information has been posted on the Company's website on the internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches. htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such
                                                     --------
notice may be included in a certificate delivered pursuant to paragraph (c) above and (ii) the Company shall deliver paper copies of the information referred to in paragraph (e) above to any Lender which requests such delivery.

          SECTION 5.02.  Existence; Conduct of Business.  The Company will, and
                         -------------------------------
will cause each of the Borrowing Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit
                                --------
any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

          SECTION 5.03.  Use of Proceeds.  The Borrowers will use the proceeds
                         ----------------
of the Loans only for general corporate purposes, including commercial paper backup and the financing of acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.


                                  ARTICLE VI

                              Negative Covenants
                              ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that:

          SECTION 6.01.  Indebtedness of Subsidiaries.  The Company will not
                         -----------------------------
permit the sum of (a) the aggregate outstanding principal amount of Indebtedness of Subsidiaries (other than Permitted Subsidiary Indebtedness) and (b) Specified Company Indebtedness at any time to exceed 15% of Consolidated Net Assets.

          SECTION 6.02.  Mortgages.  The Company will not, and will not permit
                         ----------
any Domestic Subsidiary to, directly or indirectly, create or assume any mortgage, encumbrance, lien, pledge, charge, or security interest of any kind (collectively and individually, a "Mortgage") upon or in any of its interests in any Principal Property or upon or in any shares of capital stock or Indebtedness of any Domestic Subsidiary, whether such interest, capital stock or Indebtedness is now owned or hereafter acquired, if such mortgage secures or is intended to secure, directly or indirectly, the payment of any Indebtedness; excluding, however, from the operation of this Section 6.02:

          (a) Mortgages on any Principal Property acquired, constructed, or improved by the Company or any Domestic Subsidiary after January 1, 2000, which are created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of such construction or improvement to secure or provide for the payment of any part of the purchase price of such Principal Property or the cost of such construction or improvement incurred after January 1, 2000, or, in addition to Mortgages contemplated by clauses (b) and (c) below, Mortgages on any such Principal Property existing at the time or placed thereon at the time of acquisition or leasing thereof by the Company or any Domestic Subsidiary, or conditional sales agreements or other title retention agreements with respect to any Principal Property now owned or leased or hereafter acquired or leased by the Company or a Domestic Subsidiary;

          (b) Mortgages on property (including shares of capital stock or Indebtedness of a corporation) of a corporation existing at the time such corporation becomes a Domestic Subsidiary or is merged or consolidated with the Company or a Domestic Subsidiary or existing at the time of a sale, lease, or other disposition of the properties of such corporation (or a division thereof) or other Person as an entirety or substantially as an entirety (which includes the sale, lease, or other disposition of all or substantially all the assets thereof) to the Company or a Domestic Subsidiary, provided that no such Mortgage shall extend to any other Principal Property of the Company or any Domestic Subsidiary or to any shares of capital stock or any Indebtedness of any Domestic Subsidiary;

          (c) Mortgages created by the Company or a Domestic Subsidiary to secure Indebtedness of the Company or a Domestic Subsidiary to the Company or to a wholly owned Subsidiary;

          (d) Mortgages in favor of the United States of America or any State, territory or possession thereof, or any foreign country or any department, agency, instrumentality, or political subdivision of any of such domestic or foreign jurisdictions to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price of, or the cost of constructing, the property subject to such Mortgages;

          (e) Mortgages for the sole purpose of extending, renewing, or replacing (or successively extending, renewing, or replacing) in whole or in part any mortgage existing on January 1, 2000, or referred to in the foregoing clauses (a) to (d) inclusive or of any Indebtedness secured thereby; provided, however, that the principal amount of Indebtedness
              --------  -------
     secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, or replacement and that such extension, renewal, or replacement Mortgage shall be limited to all or a part of the property which secured the Mortgage so extended, renewed, or replaced (plus improvements on such property);

          (f) Mortgages on Margin Stock, if and to the extent that the value of such Margin Stock exceeds 25% of the total assets of the Company and its Subsidiaries subject to this Section;

          (g) Mortgages under which effective provision is made for all Loans to be secured equally and ratably with any other Indebtedness secured, directly or indirectly, thereby; and

          (h) Mortgages (other than Mortgages permitted by any of the foregoing clauses) if, at the time of creation or assumption thereof and after giving effect thereto, the aggregate principal amount of (i) the Indebtedness secured by such Mortgages and (ii) the Attributable Indebtedness related to Sale and Leaseback Transactions permitted under clause (b) of Section 6.03 does not exceed 5% of Consolidated Net Assets, determined as of a date not more than 95 days prior to such creation or assumption.

          SECTION 6.03.  Sale and Lease-Back Transactions.  (a) The Company will
                         ---------------------------------
not, and will not permit any Domestic Subsidiary to, sell, lease or transfer any Principal Property owned by the Company or a Domestic Subsidiary as an entirety, or any substantial portion thereof, to anyone other than a Wholly Owned Domestic Subsidiary (or the Company or a Wholly Owned Domestic Subsidiary in the case of a Domestic Subsidiary) with the intention of taking back a lease of such property (herein referred to as a "Sale and Leaseback Transaction") except a
                                   ------------------------------
lease for a period of not more than 36 months by the end of which it is intended that the use of such property by the lessee will be discontinued; provided, that
                                                                  --------
notwithstanding the foregoing, the Company or any Domestic Subsidiary may sell any such property and lease it back if the net proceeds of such sale are at least equal to the fair value (as determined by resolution adopted by the Board of Directors of the Company) of such property, and (i) the Company or such Domestic Subsidiary would be entitled pursuant to paragraphs (a)-(g) of Section
6.03 to create Indebtedness secured by a Mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing all the Loans, or
(ii) if such sale or transfer does not come within the exception provided by the preceding clause (i), the net proceeds of such sale shall, and in any such case the Company covenants that they will, within 120 days after such sale, be applied (to the greatest extent possible) either to the repayment of the Loans then outstanding when due (whereupon the Commitments shall be reduced, on a pro rata basis, to the extent that such net proceeds are so applied) or to the retirement of Consolidated Funded Debt of the Company ranking at least on a parity with the Loans, or in part to one or more of such alternatives and in part to another.

     (b) Notwithstanding the provisions of paragraph (a) above, the Company and/or any Domestic Subsidiary may enter into Sale and Leaseback Transactions if, at the time of such entering into, and after giving effect thereto, the aggregate amount of (i) Attributable Indebtedness related to such Sale and Leaseback Transactions and (ii) Indebtedness secured by Mortgages permitted under clause (h) of Section 6.02 does not exceed 5% of Consolidated Net Assets, determined as of a date not more than 95 days prior to such creation or assumption.

          SECTION 6.04.  Fundamental Changes.  The Company will not merge into
                         --------------------
or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation and (ii) the Company may merge into or consolidate with any other Person in a transaction the primary purpose of which is to effect a reincorporation of the Company under the laws of another state.

          SECTION 6.05.  ERISA.  The Company will not allow an ERISA Event to
                         ------
occur that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 6.06.  Change in Control.   The Company will not permit to
                         ------------------
occur any Change in Control.

          SECTION 6.07.  Interest Coverage Ratio.  The Company will not permit
                         ------------------------
the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for any period of four consecutive fiscal quarters ending after the date hereof, to be less than 3.00 to 1.00.

          SECTION 6.08.  Minimum Consolidated Net Worth.  The Company will not
                         -------------------------------
permit Consolidated Net Worth to be less, at any date, than the sum of (i) $1,600,000,000, (ii) 50% of Consolidated Net Income for each completed fiscal quarter of the Company that shall have begun after December 31, 1999 (excluding any fiscal quarter for which Consolidated Net Income is negative), and (iii) 50% of the amount by which Consolidated Net Worth is increased after the date hereof as a result of issuances of equity securities by the Company.


                                  ARTICLE VII

                               Events of Default
                               -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) default in the payment when due of any principal of any Loan or default in the payment when due of interest on any Loan or fees payable by any Borrower hereunder and continuance of such failure to pay interest or fees for five Business Days after written notice thereof to the Company from the Administrative Agent at the request of the Lender to which such amounts are owed;

          (b) a default in the payment when due at maturity or on the date of any required prepayment, redemption or repurchase (subject to any applicable grace period) or by acceleration of any Material Indebtedness, or a default in the performance or observance of any obligation or condition with respect to any Material Indebtedness if such default results in the acceleration of the maturity of such Material Indebtedness; provided that, if any such
                                                 --------
     default shall subsequently be remedied, cured, or waived prior to either the termination of the Commitments or the declaration that all Loans are immediately due and payable, in each case pursuant to this Article VII, and as a result the payment of such Material Indebtedness is no longer due, the Event of Default existing hereunder by reason thereof shall likewise be deemed thereupon to be remedied, cured, or waived and no longer in existence, all without any further action by the parties hereto;

          (c) the Company or any Material Subsidiary generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Company or any Material Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver, or other custodian for the Company or any Material Subsidiary or for a substantial part of the property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, or receiver, or other custodian is appointed for the Company or any Material Subsidiary or for a substantial part of the property of the Company or any Material Subsidiary; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of the Company or any Material Subsidiary and if such case or proceeding is not commenced by the Company or any Material Subsidiary, it is consented to or acquiesced in by the Company or any Material Subsidiary or remains for 90 consecutive days undismissed or unstayed; or the Company or any Material Subsidiary takes any corporate action to authorize any of the foregoing;

          (d) failure by the Company to comply with or to perform in any material respect any provision of this Agreement (provided that in the case
                                                       --------
     of the provisions of Article VI, the preceding standard shall be applied without regard to materiality) (which failure does not constitute an Event of Default under any of the preceding subsections of this Article VII) and, in the case of any provision contained in Article V or in Section 6.01, 6.02, 6.03 or 6.05, continuance of such failure for 30 days after written notice thereof to the Company from the Administrative Agent at the request of Required Lenders;

          (e) any representation or warranty made by the Company in Article III of this Agreement or by any other Borrower in the applicable Borrowing Subsidiary Agreement is breached or is incorrect when made (or deemed made) in any material respect and, with respect to any representation or warranty other than those contained in Sections 3.04(b), 3.05, 3.07, 3.08 and 3.09, the Company shall fail to take corrective actions reasonably satisfactory to the Required Lenders within 30 days after written notice thereof to the Company from the Administrative Agent at the request of the Required Lenders;

          (f) any final and nonappealable judgment or order from a judicial or administrative body (which order or judgment is fully enforceable against the Company or a Borrowing Subsidiary, as the case may be, in courts of the United States of America or any state thereof) for the payment of money in excess of $100,000,000 (after adjustments to reflect reductions for credits and set-offs asserted in good faith by the Company or such Borrowing Subsidiary shall be rendered against the Company or a Borrowing Subsidiary, shall not have been discharged or vacated and shall have been in effect, in its final and unappealable form, for a period of 30 consecutive days;

          (g) the Guarantee of the Company set forth in Article IX shall cease at any time to be in full force and effect, or any party hereto (other than a Lender) shall so assert in writing;

then, and in every such event (other than an event with respect to any Borrower described in clause (c) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (c) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

          The Administrative Agent shall give notice to the Company (i) under paragraph (a) above promptly upon being requested to do so by the relevant Lender and (ii) under paragraphs (d) and (e) above promptly upon being requested to do so by the Required Lenders and, in each case, after having done so, shall notify all the Lenders thereof.

                                 ARTICLE VIII

                                  The Agents
                                  ----------

          In order to expedite the transactions contemplated by this Agreement, Chase is hereby appointed to act as Administrative Agent and CMIL is hereby appointed to act as London Agent, on behalf of the Lenders. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates in their respective individual capacities may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent.

          The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the institution serving as Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own culpable negligence, bad faith or wilful misconduct. No Agent shall be deemed to have knowledge of any Default other than a Default of the types specified in clause (a) and (b) of Article VII unless and until written notice thereof is given to such Agent by a Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with the Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of the

Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     None of the Syndication Agent or the Co-Documentation Agents, in their capacities as such, shall have any duties or obligations of any kind under this Agreement.

                                  ARTICLE IX

                                   Guarantee
                                   ---------

          The Company hereby unconditionally, absolutely and irrevocably guarantees, as primary obligor and not merely as surety, the repayment to each Lender, when due pursuant to the terms and conditions of this Agreement, of the amount of any Loan made pursuant to this Agreement to a Borrowing Subsidiary, together with accrued interest on such Loan, at the place and in the currency and manner specified in this Agreement; provided, however, that before any
                                        --------  -------
amount shall be deemed due and payable pursuant to this Guarantee, the Administrative Agent must first give notice to the Company of the nonpayment thereof by the Borrowing Subsidiary at the request of the relevant Lender, and the Company shall have five Business Days from the receipt of such notice to cure or cause to be cured any and all such nonpayments. The Company's obligations hereunder constitute a guaranty of payment and not of collection merely. The Company hereby waives notice of, and consents to, any extensions of time of payment, renewals, compromises, settlements, releases or other indulgences from time to time granted by the Lenders in respect of Loans made to Borrowing Subsidiaries. Except as otherwise provided in this Article IX, the Company hereby waives presentment, protest, demand of payment, notice of dishonor and all notices and demands whatsoever. The obligations of the Company hereunder shall not be released, discharged or otherwise affected by (i) any change in the corporate existence or constitution, structure or ownership of any Borrowing Subsidiary or the Company, (ii) any insolvency, bankruptcy, reorganization or similar proceeding affecting the Borrowing Subsidiary or its assets or the Company or (iii) the existence of any claim, set-off or other rights which the Company may have at any time against any Lender or any other Person. If at any time any payment of any obligation guaranteed hereunder is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of a Borrowing Subsidiary or otherwise, the Company's obligations under this Article IX with respect to such payment shall be reinstated at such time as though such payment had not been made.

If acceleration of the time for payment of any amount payable by any Borrowing Subsidiary under this Agreement or its Loans is stayed upon any bankruptcy, insolvency or reorganization of such Borrowing Subsidiary or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company pursuant to this Article IX in accordance with the terms hereof. The Company shall not exercise any of its subrogation rights with respect to amounts paid to a Lender pursuant to this
Article IX until all amounts guaranteed hereunder payable to any Lender have been paid in full and the Commitments have terminated. Following such payment in full and termination of the Commitments, the Company shall be entitled to subrogation in the Lenders' rights and, upon the reasonable request of the Company, each Lender agrees to cooperate with the Company in enforcement of the Company's subrogation rights, including the transfer and delivery by such Lender to the Company of any and all related evidence of indebtedness within the possession or control of such Lender.

          The Company further agrees that if payment in respect of any obligation of a Borrowing Subsidiary guaranteed hereunder shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such obligation in such currency or at such place of payment shall be impossible or, in the judgment of any Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, the Company shall make payment of such obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York.

          The Administrative Agent shall give notice to the Company pursuant to the proviso set forth in the first sentence of this Article promptly upon being requested to do so by the relevant Lender.


                                   ARTICLE X

                                 Miscellaneous
                                 -------------

          SECTION 10.01. Notices. Except in the case of notices and other
                         -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to any Borrower, to it in care of the Company at 1900 Richmond Road, Cleveland, Ohio 44124, Attention of Ronald P. Vargo, Vice President and Treasurer (Telecopy No. (216) 291-7831), with a copy to TRW Inc., 1900 Richmond Road, Cleveland, Ohio 44124, Attention of Secretary (Telecopy No.
     (216) 291-7070);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Jesus Sang (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Karen May Sharf (Telecopy No. (212) 270-5127);

          (c) if to the London Agent, to it at Chase Manhattan International Limited, Trinity Tower, 9 Thomas More Street, London, England E19YT Attention of Loans Agency Division (Telecopy No. 011-44-171-777-2360); with a copy to the Administrative Agent as provided in paragraph (b) above; and

          (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 10.02. Waivers; Amendments.  (a) No failure or delay by the
                         -------------------
Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any of the Loan Documents nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Applicable Agent with the consent of the Required Lenders (and, in the case of a Borrowing Subsidiary Agreement, the applicable Borrowing Subsidiary); provided that no such agreement shall (i)
                                  --------
increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or
             ----------------
otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

          SECTION 10.03. Expenses; Indemnity; Damage Waiver.  (a) The Company
                         ----------------------------------
shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the London Agent and each of their Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and London Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the London Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the London Agent or any Lender, in connection with the enforcement or protection of its rights in connection with any Loan Document, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

          (b) The Company agrees to indemnify each Lender, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing

(each an "Indemnitee") and hold each Indemnitee harmless from and against any
          ----------
and all losses, damages, liabilities, costs and related expenses of any kind, including, without limitation, reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that such indemnity shall not, as to any Indemnitee, be available to
--------
the extent that such losses, damages, liabilities, costs or related expenses are found by a final, nonappealable judgment of a court of competent jurisdiction to have resulted from the culpable negligence, bad faith or wilful misconduct of such Indemnitee.

          (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the London Agent or any sub-agent appointed pursuant to Article VIII under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the London Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim,
        --------
damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or London Agent in its capacity as such.

          (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 10.04. Successors and Assigns.  (a) The provisions of this
                         ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i)
                                                          --------
except in the case of an assignment to an Affiliate of that Lender, each of the Company and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed),
(ii) except in the case of an assignment to an Affiliate of that Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of
                                           ----------------
the Company otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03, insofar as claims under such sections arise out of the period prior to the effective date of such Assignment and Acceptance). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be
                               --------
conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of any Borrower or the Administrative Agent sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations
    -----------
under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement
              --------
shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such
                                                           --------
agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and
2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 2.15(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 10.05. Survival.  All covenants, agreements, representations
                         --------
and warranties made by the Borrowers herein or in any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and thereto and shall survive the execution and delivery of this Agreement and any other Loan Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder (provided that any such knowledge of the Administrative Agent or any Lender will not be attributed to any other Lender or the Administrative Agent for purposes of this Section 10.05), and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

          SECTION 10.06. Counterparts; Integration; Effectiveness.  This
                         ----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07. Severability.  Any provision of this Agreement held to
                         ------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08. Right of Setoff. If an Event of Default shall have
                         ---------------
occurred and be continuing and the Required Lenders shall have requested the Administrative Agent to declare the Loans immediately due and payable or such Loans have automatically become due and payable, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of
                         --------------------------------------------------
Process.  (a) This Agreement shall be construed in accordance with and governed
-------
by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
                          ---------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 10.11.  Headings.  Article and Section headings and the Table
                          ---------
of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12.  Confidentiality.  Each of the Administrative Agent,
                          ----------------
the London Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this

Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the London Agent or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company
                  -----------
relating to the Company or its business, other than any such information that is available to the Administrative Agent, the London Agent or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the
                                                          --------
case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 10.13.  Conversion of Currencies.  (a)  If, for the purpose
                          -------------------------
of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable
                                                                    ----------
Creditor") shall, notwithstanding any judgment in a currency (the "Judgment
--------                                                           --------
Currency") other than the currency in which such sum is stated to be due
--------
hereunder (the "Agreement Currency"), be discharged only to the extent that, on
                ------------------
the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          SECTION 10.14.  Interest Rate Limitation.  Notwithstanding anything
                          -------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") which may be contracted for, charged,
                          ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 10.15.  Lender Waiver.  Each Lender that is a party to any of
                          -------------
the Existing Credit Agreements hereby waives any provision contained in such Existing Credit Agreement requiring notice of the termination of the commitments therein prior to the effective date of such termination.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              TRW INC.,

                                  by /s/ Ronald P. Vargo
                                    -----------------------------------------
                                    Name: Ronald P. Vargo
                                    Title: Vice President and Treasurer
                                    Website: www.trw.com



                              THE CHASE MANHATTAN BANK, individually and as Administrative Agent,

                                  by /s/ Richard W. Duker
                                    ----------------------------------------
                                    Name: Richard W. Duker
                                    Title: Vice President



                              CHASE MANHATTAN INTERNATIONAL LIMITED, as London Agent,

                                  by /s/ David Bell
                                    ----------------------------------------
                                    Name: David Bell
                                    Title: Assistant Treasurer



                              SALOMON SMITH BARNEY INC., as Syndication Agent, Joint Lead Arranger and Book Manager,

                                  by /s/ J.C.C. Byrne, Jr.
                                    ----------------------------------------
                                    Name: J.C.C. Byrne, Jr.
                                    Title: Attorney-in-Fact

                              CHASE SECURITIES, INC., as Joint Arranger and Book Manager,

                                  by /s/ Mitchel Friedman
                                    ----------------------------------------
                                    Name: Mitchel Friedman
                                    Title: Vice President


                              CITICORP USA, INC.,

                                  by /s/ Robert D. Wetrus
                                    ----------------------------------------
                                    Name: Robert D. Wetrus
                                    Title: Attorney-in-Fact


                              BANK OF AMERICA, N.A., Individually and as Co-Documentation Agent,

                                  by /s/ Raju N. Patel
                                    ----------------------------------------
                                    Name: Raju N. Patel
                                    Title: Vice President



                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, individually and as Co-Documentation Agent,

                                  by /s/ Robert Bottamedi
                                    ----------------------------------------
                                    Name: Robert Bottamedi
                                    Title: Vice President


                              DRESDNER BANK AG, NEW YORK
                              AND GRAND CAYMAN BRANCHES,

                                  by /s/ Thomas R. Brady
                                    ----------------------------------------
                                    Name: Thomas R. Brady
                                    Title: Vice President
                                  by /s/ John W. Sweeney
                                    ----------------------------------------
                                    Name: John W. Sweeney
                                    Title: Vice President


                              ROYAL BANK OF CANADA,

                                   by /s/ Lynne M. Litterini
                                     ---------------------------------------
                                     Name: Lynne M. Litterini
                                     Title: Manager


                              BANQUE NATIONALE DE PARIS,

                                   by /s/ Arnaud Collin du Bocage
                                     ---------------------------------------
                                     Name: Arnaud Collin du Bocage
                                     Title: Executive Vice President and
                                            General Manager


                              NATIONAL CITY BANK,

                                   by /s/ Davis R. Bonner
                                     ---------------------------------------
                                     Name: Davis R. Bonner
                                     Title: Senior Vice President



                              INDUSTRIAL BANK OF JAPAN,

                                   by /s/ Walter Wolff
                                     ---------------------------------------
                                     Name: Walter Wolff
                                     Title: Joint General Manager



                              BANK ONE, MICHIGAN,

                                   by /s/ Glenn A. Currin
                                     ---------------------------------------
                                     Name: Glenn A. Currin
                                     Title: First Vice President

                              COMERICA BANK,

                                   by /s/ Nicholas G. Mester
                                     ---------------------------------------
                                      Name: Nicholas G. Mester
                                      Title: Account Officer



                              KEYBANK NATIONAL ASSOCIATION,

                                   by /s/ Marianne T. Meil
                                     ---------------------------------------
                                      Name: Marianne T. Meil
                                      Title: Vice President


                              BAYERISCHE LANDESBANK,

                                   by /s/ James Boyle
                                     ---------------------------------------
                                      Name: James Boyle
                                      Title: Vice President

                                   by /s/ Alexander Kohnert
                                     ---------------------------------------
                                      Name: Alexander Kohnert
                                      Title: First Vice President



                              HSBC BANK USA,

                                   by /s/ Christopher M. Samms
                                     ---------------------------------------
                                     Name: Christopher M. Samms
                                     Title: Officer #9426, Vice President

                              SG,

                                   by /s/ Editha N. Paras
                                     ---------------------------------------
                                     Name: Editha N. Paras
                                     Title: Vice President



                              BARCLAY'S BANK PLC,

                                   by /s/ Keith Mackie
                                     ---------------------------------------
                                     Name: Keith Mackie
                                     Title: Director



                              CREDIT INDUSTRIAL ED COMMERCIAL,

                                   by /s/ Wolfgang Fassbender
                                     ---------------------------------------
                                     Name: Wolfgang Fassbender
                                     Title: Senior Vice President



                              DEUTSCHE BANK AG, New York Branch
                              and/or Cayman Islands Branch,

                                   by /s/ Oliver Schwarz
                                     ---------------------------------------
                                     Name: Oliver Schwarz
                                     Title: Assistant Vice President

                                   by /s/ Stephan Peetzen
                                     ---------------------------------------
                                      Name: Stephan Peetzen
                                      Title: Director

                              ABN AMRO BANK N.V.,

                                   by /s/ David C. Sagers
                                     ---------------------------------------
                                     Name: David C. Sagers
                                     Title: Vice President

                                   by /s/ John J. Mack
                                     ---------------------------------------
                                     Name: John J. Mack
                                     Title: Vice President



                              BANCA DI ROMA-CHICAGO BRANCH,

                                   by /s/ James W. Semonchik
                                     ---------------------------------------
                                     Name: James W. Semonchik
                                     Title: Vice President

                                   by /s/ Claudio Perna
                                     ---------------------------------------
                                     Name: Claudio Perna (19690)
                                     Title: Senior Vice President &
                                             Branch Manager



                              THE SUMITOMO BANK, LIMITED,

                                   by /s/ John H. Kemper
                                     ---------------------------------------
                                     Name: John H. Kemper
                                     Title: Senior Vice President



                              BANCA NAZIONALE DEL LAVORO
                              S.p.A. - NEW YORK,

                                   by /s/ Giulio Giovine
                                     ---------------------------------------
                                     Name: Giulio Giovine
                                     Title: Vice President
                                   by /s/ Leonardo Valentini
                                     ---------------------------------------
                                     Name: Leonardo Valentini
                                     Title: First Vice President


                              MELLON BANK, N.A.,

                                   by /s/ Mark F. Johnston
                                     ---------------------------------------
                                     Name: Mark F. Johnston
                                     Title: First Vice President



                              SAN PAOLO IMI S.p.A.,

                                   by /s/ Luca Sacchi
                                     ---------------------------------------
                                     Name: Luca Sacchi
                                     Title: Vice President

                                   by /s/ Carlo Persico
                                     ---------------------------------------
                                     Name: Carlo Persico
                                     Title: D.G.M.



                              BANCA COMMERCIALE ITALIANA,
                              CHICAGO BRANCH,

                                   by /s/ E. Bermant
                                     ---------------------------------------
                                     Name: E. Bermant
                                     Title: FVP/Deputy Manager

                                   by /s/ J. Dickerhof
                                     ---------------------------------------
                                     Name: J. Dickerhof
                                     Title: Vice President



                              FIRST UNION NATIONAL BANK,

                                   by /s/ Kent Davis
                                     ---------------------------------------
                                     Name: Kent Davis
                                     Title: Vice President

                              BANK OF NEW YORK,

                                   by /s/ John M. Lokay, Jr.
                                     ---------------------------------------
                                     Name: John M. Lokay, Jr.
                                     Title: Vice President



                              BANK OF TOKYO-MITSUBISHI TRUST
                              COMPANY,

                                   by /s/ Heather L. Zimmerman
                                     ---------------------------------------
                                     Name: Heather L. Zimmerman
                                     Title: Vice President



                              BANCO BILBAO VIZCAYA (NEW YORK),

                                   by /s/ John Martini
                                     ---------------------------------------
                                     Name: John Martini
                                     Title: Vice President

                                   by /s/ Alejandro Lorca
                                     ---------------------------------------
                                     Name: Alejandro Lorca
                                     Title: Vice President